CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated October 27, 2016, relating to the consolidated financial statements of PURE Bioscience, Inc., appearing in this Post-Effective Amendment No. 1 to Form S-1 (No. 333-215915), and to the reference to us under the heading “Experts”.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
August 25, 2017